UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       June 30, 2011

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 30, 2011, the Company terminated its $3,000,000 Loan and Security Agreement between Topping Lift Capital LLC (“Topping Lift”) and the Company dated March 11, 2011, as amended.   In connection with the termination, the Company satisfied all of its obligations including paying Topping Lift the remaining portion of its facility fee.  As a result of the termination, there is no continuing relationship of any kind between Topping Lift and the Company.

Item 8.01                      Other Events.

On July 7, 2011, the Company issued the press release attached hereto as Exhibit 99.1.   This press release announced the signing of a nonbinding letter of intent for the Company to merge with EcoGlove Asia Pacific Sdn Bhd.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

	Exhibit No.	Description

	99.1	Press Release dated July 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

July 7, 2011	By: /s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer